Exhibit 99.1

TransEnterix, Inc. Reports Operating Results for the First Quarter 2015

RESEARCH TRIANGLE PARK, N.C., — (BUSINESS WIRE) — TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery, today announced its operating and financial results for the first quarter 2015.

Operating Highlights

•	Announces Completion of GLP Studies

•	SurgiBot system FDA 510(k) Submission Expected in June 2015

“We are pleased with our progress in the first quarter and to have successfully completed our GLP studies, a key remaining step prior to our 510(k) submission,” said Todd M. Pope, President and Chief Executive Officer of TransEnterix. “We are pleased to announce that we now anticipate being in a position to make our 510(k) submission for the SurgiBot system in June 2015.”

For the three months ended March 31, 2015, the Company reported a net loss of $10.1 million, or $0.16 net loss per share, including research and development expenses of $7.5 million, sales and marketing expenses of $0.4 million, and general and administrative expenses of $2.0 million. Operating expenses were primarily associated with the development of the SurgiBot System. On March 31, 2015, the Company’s cash and cash equivalents totaled $28.4 million.

At-The-Market Offering

On February 20, 2015, we entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., as sales agent, pursuant to which we can sell through Cantor, from time to time, up to $25 million in shares of common stock in an at-the-market offering.  Through May 5, 2015, we have sold approximately 1.8 million shares with proceeds of approximately $5.7 million, net of commissions.   All sales of shares have been and will continue to be made pursuant to an effective shelf registration statement on Form S-3 filed with the SEC.

Conference Call

TransEnterix, Inc. will host a conference call on Wednesday, May 6, 2015 at 8:30 AM ET to discuss its 2015 first quarter operating and financial results. To listen to the conference call on your telephone, please dial (888) 576-4387 for domestic callers or (719) 325-2361 for international callers approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on the Company’s website.

About SurgiBot

The SurgiBot™ system, currently in development, is a minimally invasive, patient-side robotic surgery system. The system utilizes flexible instruments through articulating channels controlled directly by the surgeon, with robotic assistance, at the patient’s bedside. The flexible nature of the system allows for multiple instruments to be introduced and deployed through a single incision. The SurgiBot system has not been cleared by the FDA for use in the United States.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery. The company is focused on the development and commercialization of the SurgiBot™ system, a minimally invasive surgical robotic system that allows the surgeon to be patient-side within the sterile field. For more information, visit the company’s website at www.transenterix.com.

Forward Looking Statements

This press release includes statements relating to the SurgiBot system, our flexible energy device and our current regulatory and commercialization plans for these products. These statements and other statements regarding our future plans and goals constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, whether the SurgiBot system’s 510(k) application(s) will be submitted in June 2015 or cleared by the U.S. FDA, the pace of adoption of our products by surgeons, the success and market opportunity of our products, most notably the SurgiBot system, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 20, 2015, and other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
Westwicke Partners

Mark Klausner, 443-213-0501
transenterix@westwicke.com

Media Contact:
TransEnterix, Inc.

Mohan Nathan, 919-917-6559
mnathan@transenterix.com

TransEnterix, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015		2014

Sales	$	—	$93

Operating Expenses
Cost of goods sold		—	220
Research and development		7,484	5,011
Sales and marketing		375	406
General and administrative		1,980	1,614

Total Operating Expenses		9,839	7,251

Operating Loss		(9,839)	(7,158)

Other Expense
Interest expense, net		(281)	(321)

Total Other Expense, net		(281)	(321)

Net Loss		$(10,120)	$(7,479)

Other comprehensive income (loss)		—	—

Comprehensive loss		$(10,120)	$(7,479)

Net loss per share — basic and diluted		$(0.16)	$(0.15)

Weighted average common shares outstanding — basic and diluted		63,745	48,850

TransEnterix, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)
(Unaudited)

	March 31,	December 31,
	2015	2014

Assets
Current Assets
Cash and cash equivalents	$28,376	$34,766
Accounts receivable, net	53	133
Interest receivable	1	1
Other current assets	644	789

Total Current Assets	29,074	35,689

Restricted cash	250	250
Property and equipment, net	3,010	3,120
Intellectual property, net	2,116	2,241
Trade names, net	7	7
Goodwill	93,842	93,842
Other long term assets	52	62

Total Assets	$128,351	$135,211

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$2,278	$1,768
Accrued expenses	1,626	1,769
Note payable — current portion	1,540	610

Total Current Liabilities	5,444	4,147

Long Term Liabilities
Note payable — less current portion, net of debt discount	8,360	9,275

Total Liabilities	13,804	13,422

Commitments and Contingencies

Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at March 31, 2015 and December 31, 2014; and 64,478,085 and 63,182,806 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	64	63
Additional paid-in capital	260,519	257,642
Accumulated deficit	(146,036)	(135,916)

Total Stockholders’ Equity	114,547	121,789

Total Liabilities and Stockholders’ Equity	$128,351	$135,211

TransEnterix, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015		2014
Operating Activities
Net loss	$	(10,120)	$	(7,479)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization		390		286
Amortization of debt discount		15		—
Amortization of debt issuance costs		12		22
Stock-based compensation		899		405
Changes in operating assets and liabilities:
Accounts receivable		80		136
Interest receivable		—		(5)
Inventory		—		50
Other current and long term assets		143		(178)
Restricted cash		—		125
Accounts payable		510		54
Accrued expenses		(143)		125

Net cash and cash equivalents used in operating activities		(8,214)		(6,459)

Investing Activities
Proceeds from sale and maturities of investments		—		1,722
Purchase of property and equipment		(155)		(187)
Net cash and cash equivalents used in investing activities		(155)		(1,535)

Financing Activities
Payment of debt		—		(938)
Proceeds from issuance of common stock, net of issuance costs		1,783		—
Proceeds from exercise of stock options		196		8

Net cash and cash equivalents provided by (used in) financing activities		1,979		(930)

Net decrease in cash and cash equivalents		(6,390)		(5,854)
Cash and Cash Equivalents, beginning of period		34,766		10,014

Cash and Cash Equivalents, end of period		$28,376		$4,160

Supplemental Disclosure for Cash Flow Information
Interest paid		$187		$179